UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 14, 2010
AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8137	59-6490478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-2200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 14, 2010, the Board of Directors (the “Board”) of American Pacific Corporation (the “Company”) approved an Amendment No. 2 (the “Amendment”), effective September 14, 2010, to the Rights Agreement dated as of August 3, 1999, as amended by the Amendment dated July 11, 2008 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company (the “Rights Agent”). The Rights Agent also acts as the Company’s transfer agent.
The Amendment authorizes the Company to suspend the operation of the Rights Agreement. All other terms and conditions of the Rights Agreement remain unchanged. In connection with the Amendment, immediately following the adoption of the Amendment, the Board suspended the operation of the Rights Agreement. The Amendment and subsequent suspension of the Rights Agreement were not adopted in response to any acquisition proposal.
The Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.
Item 3.03 Material Modification to Rights of Security Holders.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 14, 2010, the Board approved the amendment and restatement of the Company’s Amended and Restated By-Laws (the “Prior By-Laws”), effective as of the same date. As a result of the amendment and restatement of the Prior By-Laws, the Amended and Restated By-Laws now reflect updated submission periods for stockholder proposals and stockholder nominations to the Board of Directors. To be timely, the stockholder’s notice must now be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor more than 140 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the Company did not hold an annual meeting the previous year, or if the date of the annual meeting was changed by more than 30 days from the date of the previous year’s annual meeting, then to be timely such notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the later of 40 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made.
The Amended and Restated By-Laws are attached as Exhibit 3.1 hereto and incorporated herein by reference. The foregoing description of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws.
Item 8.01 Other Events
On September 14, 2010, the Board resolved to recommend to the Company’s stockholders that they approve certain amendments to the Company’s Restated Certificate of Incorporation at the Company’s next Annual Meeting of Stockholders. The amendments would provide that, among other things, directors of the Company shall be elected by a majority of the votes cast in favor of each such director at an annual meeting of directors. The Board further resolved that if stockholders approve such amendments, then following stockholder approval of such amendments to the Company’s Restated Certificate of Incorporation, it shall approve amendments to the Company’s By-laws consistent with such amendments.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of American Pacific Corporation

4.1	Amendment No. 2 to Rights Agreement, dated as of September 14, 2010, between American Pacific Corporation and American Stock Transfer & Trust Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: September 20, 2010	By:	/s/ Joseph Carleone
Joseph Carleone
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of American Pacific Corporation

4.1	Amendment No. 2 to Rights Agreement, dated as of September 14, 2010, between American Pacific Corporation and American Stock Transfer & Trust Company